As filed with the Securities and Exchange Commission on June 23, 2003
Registration No. 033-88518

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3 TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ROUGE INDUSTRIES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	38-3340770
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3001 Miller Road, P.O. Box 1699, Dearborn, MI	48121-1699
(Address of principal executive offices)	(Zip Code)

ROUGE STEEL COMPANY OUTSIDE DIRECTOR EQUITY PLAN
(AS AMENDED AND RESTATED EFFECTIVE FEBRUARY 25, 2003)
(Full title of the plan)

Carl L. Valdiserri
Rouge Steel Company
3001 Miller Road
P.O. Box 1699
Dearborn, MI 48121-1699
(313) 317-8900
(Name and address of agent for service)
(248) 477-6240
(Telephone number, including area code, of agent for service)

Copy to:
D. Kerry Crenshaw, Esq.
CLARK HILL PLC
500 Woodward Avenue, Suite 3500
Detroit, Michigan 48226-3435
(313) 965-8300

CALCULATION OF REGISTRATION FEE

			Proposed Maximum		Proposed Maximum
Title of Securities	Amount to be		Offering Price		Aggregate Offering	Amount of
to be Registered	Registered (1)		per Share		Price	Registration Fee

Class A Common Stock $0.01 par value	250,000 Shares	(2)	$0.75	(3)	$187,500	$15.17

(1)  Plus such additional number of shares as may be required pursuant to the Rouge Steel Company Outside Director Equity Plan (As Amended and Restated Effective February 25, 2003) (the “Plan”) in the event of a stock dividend, stock split, recapitalization or other similar change in the Class A Common Stock, $0.01 par value (the “Common Stock”).

(2)  Represents the additional number of shares that have been reserved for issuance upon exercise of non-qualified stock options and stock grants, in each case under the Plan.

(3)  Estimated solely for the purpose of calculating the Registration Fee and based on the average of the bid and ask prices of the Common Stock, of Rouge Industries, Inc. (the “Company”) as reported on the OTC Bulletin Board on June 18, 2003, in accordance with Rules 457(c) and (h) under the Securities Act of 1933 (the “Securities Act”).

EXPLANATORY NOTE
PART I
PART II
SIGNATURES
INDEX TO EXHIBITS
Amended and Restated Certificate of Incorporation
Amended and Restated By-Laws
Rouge Steel Company Outside Director Equity Plan
Opinion of Clark Hill PLC
Consent of Independent Accountants

EXPLANATORY NOTE

     This Amendment No. 3 to Form S-8 relating to the Rouge Steel Company Outside Director Equity Plan, (As Amended and Restated Effective February 25, 2003) (the “Plan”), is being filed to register additional securities of the same class as other securities for which a previously filed registration statement on Form S-8 relating to the Plan is effective. Pursuant to General Instruction E to Form S-8, Rouge Industries, Inc. (the “Registrant” or the “Company”) incorporates by reference the contents of the Form S-8 registration statement (Registration No. 33-88518), Form S-8 Amendment No. 1 to Registration Statement (Registration No. 33-88518), and Form S-8 Amendment No. 2 to Registration Statement (Registration No. 33-88518). At the Annual Meeting of the Stockholders, held on May 14, 2003, the Stockholders approved an amendment to increase the number of shares of Common Stock available for grants of options or awards under the Plan from 250,000 shares to 500,000 shares. This Amendment No. 3 covers the increase of 250,000 shares of Common Stock issuable under the Plan, bringing the total number of authorized shares under the Plan to 500,000.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the “Commission”) as part of this Amendment No. 3 to Form S-8 Registration Statement. Pursuant to Rule 428 promulgated under the Securities Act, the Company will deliver a prospectus meeting the requirements of Part I of Form S-8 to all participants in the Plan.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The following documents previously filed by the Company with the Commission (Commission File No. 0-16176) under the Securities Exchange Act of 1934 (the “Exchange Act”) are incorporated by reference in this Registration Statement:

     (a)  The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 filed on February 18, 2003, (the “Annual Report”).

     (b)  The Company’s Quarterly Report on Form 10-Q filed on May 2, 2003.

     (c)  The Company’s Proxy Statement on Form DEF 14A filed on April 2, 2003.

     (d)  The Company’s Current Report on Form 8-K filed on March 26, 2003.

     (e)  All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the documents referred to in the Annual Report.

     (f)  The material in the section entitled “Description of Registrant’s Securities to be Registered” contained in (i) the Registration Statement on Form 8-A (File No. 1-12852) of Rouge Steel Company (predecessor of the Company) filed under Section 12 of the Exchange Act and (ii) the Company’s Registration Statement on Form 8-B filed under Section 12 of the Exchange Act on July 31, 1997.

     In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 8. EXHIBITS.

     The following exhibits are filed (except where otherwise indicated) as part of this Registration Statement:

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation.

4.2	Amended and Restated By-Laws of the Company (As Amended February 25, 2003).

4.3	Rouge Steel Company Outside Director Equity Plan (As Amended and Restated Effective February 25, 2003).

5	Opinion of Clark Hill PLC.

23.1	Consent of Clark Hill PLC (included in Exhibit 5 to this Registration Statement).

23.2	Consent of Independent Accountants.

24	Power of Attorney, previously filed with Amendment No. 1 to Registration Statement on Form S- 8/A (Registration No. 33-88518), filed on December 20, 2001, which is incorporated by reference.

SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 3 to Form S-8 Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Dearborn, State of Michigan on the 23rd day of June, 2003.

ROUGE INDUSTRIES, INC.

By:	/s/ Carl L. Valdiserri Carl L. Valdiserri, Chief Executive Officer and Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Carl L. Valdiserri Carl L. Valdiserri	CEO & Chairman of the Board	June 23, 2003

/s/ Gary P. Latendresse* Gary P. Latendresse	Vice Chairman, Chief Financial Officer and Director	June 23, 2003

John A. Kaplan	Director	June , 2003

/s/ John E. Lobbia* John E. Lobbia	Director	June 23, 2003

Peter J. Pestillo	Director	June , 2003

/s/ Shamel T. Rushwin* Shamel T. Rushwin	Director	June 23, 2003

/s/ Clayton P. Shannon* Clayton P. Shannon	Director	June 23, 2003

Edward A. Ferkany	Director	June , 2003

* By:	/s/ Carl L. Valdiserri Carl L. Valdiserri Attorney-in-Fact

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the Compensation Committee of the Board as Plan Administrator has duly caused this Amendment No. 3 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn, State of Michigan on the 23rd day of June, 2003.

SIGNATURE	TITLE	DATE

/s/ Carl L. Valdiserri Carl L. Valdiserri	Designee of the Compensation Committee	June 23, 2003

INDEX TO EXHIBITS

Exhibit Number

4.1	Amended and Restated Certificate of Incorporation.

4.2	Amended and Restated By-Laws of the Company (As Amended February 25, 2003).

4.3	Rouge Steel Company Outside Director Equity Plan (As Amended and Restated Effective February 25, 2003).

5	Opinion of Clark Hill PLC.

23.3	Consent of Clark Hill PLC (included in Exhibit 5 to this Registration Statement).

23.4	Consent of Independent Accountants.

24	Power of Attorney, previously filed with Amendment No. 1 to Registration Statement on Form S- 8/A (Registration No. 33-88518), filed on December 20, 2001, which is incorporated by reference.